Exhibit 99.1

Incumaker announces a Incumaker announces acquisition of CEN Biotech, Inc. by subsidiary, Eastern Starr Biotech, Inc.

April 12, 2017 _____ Eastern Standard Time

ATLANTA--(BUSINESS WIRE)--Incumaker, Inc. (OTC Pink: QMKR) announced today that its wholly owned subsidiary, Eastern Starr Biotech, Inc., has acquired CEN Biotech, Inc..

CEN Biotech, Inc. (“CEN”) and its global ventures will continue to live on through a new entity, Eastern Starr Biotech Inc. (“Eastern Starr, Inc. At its helm will be Joseph Byrne, as its Chief Executive Officer.

Specifically, CEN has entered into a forward triangular merger with Eastern Starr the wholly owned subsidiary of Incumaker, Inc. created specifically for the purpose of acquiring CEN Biotech, Inc. and accomplished as a stock for stock transaction pursuant to IRS Code Section 368(a)(2)(D). Incumaker, Inc. is a publicly traded company trading on the OTC markets. Easter Starr will continue CEN’s business purpose seeking to expand it further into the global market.

As consideration (compensation) for the acquisition of CEN, Incumaker shall transfer 100,000,000 shares of its voting common stock, which will be disbursed amongst CEN shareholders on a proportionate basis. Eastern Starr Biotech, Inc. will acquire all of the assets of CEN, including Tesla Digital and its patents, and all of its stock which shall be retired. This merger is in the best interests of both entities and its shareholders, and the executives at Incumaker will continue to lend valuable insight into the future.

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About CEN Biotech, Inc.

CEN Biotech is an early stage Canadian biopharmaceutical company founded to integrate agronomical and pharmaceutical principles for the purposes of growing, selling, processing and delivering pharmaceutical-grade medical marijuana in its pure and extracted form to patients in accordance with Health Canada’s newly-formed Marihuana for Medical Purposes Regulations (MMPR).

CEN had been actively pursuing business opportunities globally with the intent to grow, sell, process and deliver pharmaceutical grade medical marijuana in various drug delivery mechanisms within nations where it is legal. CEN has also been pursuing an entry into the hemp production industry.

About Incumaker

Incumaker, Inc (QMKR: OTC PINK) is a diversified holding company whose strategic plan is to acquire interests in young businesses, and provide financing, advice and guidance to assist them in realizing their potential. The company’s wholly owned subsidiary, Eastern Starr Biotech, is pursuing strategic acquisitions in the Cannabis industries. We continue to identify and evaluate other potential acquisitions that we believe will create shareholder value and return. Additional information will be available in the 8k to be filed at www.sec.gov. For additional information please email Incumaker@gmail.com

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